Conformis Reports First Quarter 2023 Financial Results

BILLERICA, Mass., May 8, 2023 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), an orthopedic medical device company that features personalized knee and hip replacement products, announced today financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Summary

•Total revenue of $12.8 million, a decrease of 17% year-over-year on a reported and constant currency basis.
•Product revenue of $12.7 million, a decrease of 15% year-over-year on a reported basis and 14% on a constant currency basis.
•Conformis hip system revenue of $0.8 million, an increase of 3% year-over-year.
•Cash and cash equivalents of $37.8 million as of March 31, 2023.

	Three months ended March 31,		Increase/(decrease)
($, in thousands)	2023	2022	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$10,567	$12,715	$(2,148)	(17)%	(17)%
Rest of world	2,124	2,169	(45)	(2)%	4%
Product revenue	12,691	14,884	(2,193)	(15)%	(14)%
Royalty revenue	146	667	(521)	(78)%	(78)%
Total revenue	$12,837	$15,551	$(2,714)	(17)%	(17)%

First Quarter 2023 Highlights

Revenue
•Decrease in product revenue year-over-year was primarily due to declines in U.S. knee orders following our business model transition and manufacturing/supply chain challenges.
•Royalty and licensing revenue decreased year-over-year as a result of $0.5 million in revenue recognized under the License Agreement with Paragon 28 in the prior period.

Gross Margin
•Product gross profit margin was 39% in the first quarter of 2023, compared to 34% in the same period last year. The product gross margin rate increased year-over-year primarily as a result of higher selling prices on our fully personalized knees due to our Platinum Services℠ Program, volume transition to our lower cost Imprint™ knee system, and decreased cancelled case inventory expense partially offset by increased labor and material costs and lower manufacturing volumes.
•Total gross profit decreased $0.6 million to $5.1 million, or 40% of revenue, for the first quarter of 2023, compared to $5.7 million, or 37% of revenue, in the same period last year.

Operating Expenses
•Total operating expenses of $14.5 million decreased $5.9 million, a 29% reduction year-over-year, driven by cost management efforts, lower litigation expense, and lower variable expenses as a result of the decline in revenue.

•Sales and marketing expenses decreased $1.6 million primarily due to lower tradeshow, commission, and personnel expenses.
•Research and development expenses decreased $2.0 million primarily driven by lower personnel, revenue share, and project related expenses.
•General and administrative expenses decreased $2.3 million primarily driven by lower litigation, professional services, personnel, and freight expenses.

Net Loss
•Net loss was $9.6 million, or $1.32 per basic and diluted share, in the first quarter of 2023, compared to a net loss of $16.0 million, or $2.24 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction income was $0.5 million in the first quarter of 2023, compared to foreign currency exchange transaction loss of $0.8 million in the same period last year.
•Weighted average basic and diluted shares outstanding of 7.3 million for the first quarter of 2023, compared to weighted average basic and diluted shares outstanding of 7.2 million for the same period last year. All share and per share information has been retroactively adjusted for all periods presented to give effect to the 1-for-25 reverse stock split that occurred in November 2022.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $37.8 million as of March 31, 2023, compared to $48.7 million as of December 31, 2022.

Outlook
•We expect our second quarter product revenue to be in the range of $11.0 million to $13.0 million.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Conference Call and Webcast – May 8, 2023 – 8:30 am ET

As previously announced, Mark Augusti, CEO, and Bob Howe, CFO, will host a webcast and conference call, Monday, May 8, 2023, at 8:30 a.m. Eastern Time to discuss this business update.

The webcast of the earnings call will be live at: https://edge.media-server.com/mmc/p/eynkc88d

To attend by telephone, please use the information below for dial-in access.
•Date and Time: May 8, 2023 – 8:30 a.m. Eastern Time
•Please register for the call. You can register any time.
•Link to register: https://register.vevent.com/register/BIb34ef43bea74440b91bc4a0181caa0ef

•Registration in advance is encouraged. You can then choose to be provided with the dial-in and PIN or to use the new “Call Me” feature.

The webcast will be live at: https://edge.media-server.com/mmc/p/eynkc88d
To attend by telephone, please use the information below for dial-in access.
•When prompted on dial-in, please utilize conference ID: 9056628
•Participant conference numbers: (877) 809-6331 (U.S./Canada) and (615) 247- 0224 (International).
•Please dial in at least 10 minutes before the call to ensure timely participation.

The online archive of the webcast will be available on the company’s website at ir.conformis.com for 30 days.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the novel coronavirus pandemic and the response to the pandemic; whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022

Revenue
Product	$12,691	$14,884
Royalty and licensing	146	667
Total revenue	12,837	15,551
Cost of revenue	7,734	9,810
Gross profit	5,103	5,741

Operating expenses
Sales and marketing	5,051	6,665
Research and development	2,458	4,479
General and administrative	7,023	9,333
Total operating expenses	14,532	20,477
Loss from operations	(9,429)	(14,736)

Other income and expenses
Interest income	9	17
Interest expense	(637)	(451)
Foreign currency exchange transaction income (loss)	468	(827)
Total other expenses	(160)	(1,261)
Loss before income taxes	(9,589)	(15,997)
Income tax (benefit) provision	(18)	34

Net loss	$(9,571)	$(16,031)

Net loss per share:
Basic and diluted*	$(1.32)	$(2.24)
Weighted average common shares outstanding:
Basic and diluted*	7,253,645	7,167,171
*Adjusted for the 1-for-25 reverse stock split

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$37,786	$48,667
Accounts receivable, net	8,552	9,773
Royalty and licensing receivable	120	134
Inventories, net	19,490	18,910
Prepaid expenses and other current assets	1,671	1,785
Total current assets	67,619	79,269
Property and equipment, net	8,060	8,154
Operating lease right-of-use assets	5,696	6,078
Other Assets
Restricted cash	462	462
Other long-term assets	86	85
Total assets	$81,923	$94,048

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$4,164	$4,163
Accrued expenses	5,726	7,978
Operating lease liabilities	1,952	1,932
Total current liabilities	11,842	14,073
Other long-term liabilities	283	230
Long-term debt, less debt issuance costs	20,601	20,563
Operating lease liabilities	4,572	5,003
Total liabilities	37,298	39,869
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at March 31, 2023 and December 31, 2022; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value:
Authorized: 20,000,000 shares authorized at March 31, 2023 and December 31, 2022; 7,497,138 and 7,502,462 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	635,268	634,647
Accumulated deficit	(590,895)	(581,324)
Accumulated other comprehensive income	252	856
Total stockholders' equity	44,625	54,179
Total liabilities and stockholders' equity	$81,923	$94,048